FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL ANNOUNCES TERM LOAN AMENDMENT AND PREFERRED STOCK COMMITMENT LETTER AND PROVIDES PRELIMINARY FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

Plymouth, Michigan, February 10, 2022 — Horizon Global Corporation (NYSE: HZN), one of the leading manufacturers of branded towing and trailering equipment, today announced an amendment to the agreement governing its term loan with Atlantic Park Strategic Capital Fund, L.P. (“Atlantic Park”) and the execution of a commitment letter to issue, solely at the Company’s option, up to $40.0 million of a new Series B Preferred Stock to Corre Partners Management, L.L.C. (“Corre”) to facilitate meeting the Company’s upcoming convertible note maturity. In addition, the Company announced its preliminary fourth quarter and full year financial results for the period ended December 31, 2021.

Term Loan Agreement Amendment and Series B Preferred Commitment Letter

The term loan agreement amendment provides for a $35.0 million draw on the Company’s existing delayed draw term loan facility and allows the net proceeds from the draw to be used for working capital purposes and to fund low-cost country expansion in the Company’s Europe-Africa segment. All amounts drawn under the delayed draw term loan facility are governed by the existing terms of the Company’s term loan agreement with Atlantic Park. In connection with the term loan agreement amendment, the Company issued Atlantic Park warrants to purchase up to 975,000 shares of the Company’s common stock at an exercise price of $9.00 per share.

The Company also executed a commitment letter with Corre to issue, solely at the Company’s option, up to $40.0 million of Series B Preferred Stock. To the extent issued, the net proceeds of the Series B Preferred may be used to repay up to $35.0 million of the Company’s outstanding convertible senior notes at maturity on July 1, 2022 and, following such repayment, for general corporate purposes. If needed and issued, the Series B Preferred Stock would accrue dividends in kind at a rate of 11.0% per annum. The Series B Preferred Stock would be perpetual, but subject to voluntary redemption by the Company at its option and subject to mandatory redemption upon a change in control or the one-year anniversary of the maturity of the term loans. Additionally, if issued, if the Series B Preferred Stock is not redeemed after the occurrence of certain events, it would be convertible into common stock, at the option of Corre and subject to shareholder approval. The commitment letter expires on July 1, 2022.

“We’d like to thank two of our largest stakeholders, Corre and Atlantic Park, for their continued support of our long-term strategic plan as we addressed macroeconomic headwinds through the fourth quarter of 2021 and into early 2022,” stated Terry Gohl, Horizon Global’s President and Chief Executive Officer. “Increasing supply chain constraints throughout the quarter and persistent microchip shortages leading to sudden OE production shutdowns throttled our ability to invoice against an otherwise historically strong open order book. Inventories significantly increased given delays in logistics from an abnormally high level of port traffic and we experienced significant operational inefficiencies in many jurisdictions where we are unable to rapidly flex our labor force to match our ability to produce. We expect this funding to support our temporary working capital needs as we improve our inventory turns, allowing us to better and more reliably fill open orders and service continued heightened demand levels during the upcoming selling season.”

Gohl continued, “Additionally, the funds will also support our strategy to benefit from a continued expansion of our low-cost country manufacturing facility in Eastern Europe. Despite industry-wide supply chain headwinds, we continue to take actions to improve the foundation of our business, and we expect this investment to solidify the Company as a best-in-class, cost-competitive supplier to our major OEM customers in Europe.”

Preliminary Fourth Quarter and Full Year Financial Results

The preliminary financial results announced today cover the fourth quarter and full year results for the period ended December 31, 2021:
▪Net sales for the fourth quarter of 2021 of approximately $164.3 million, an approximate $11.6 million decrease compared to fourth quarter of 2020
▪Loss from continuing operations before income tax for the fourth quarter of 2021 of approximately $19.4 to $20.9 million, an approximate $11.9 to $13.4 million deterioration compared to fourth quarter of 2020
▪Adjusted EBITDA(1) for the fourth quarter of 2021 of approximately $(8.3) to $(9.8) million, an approximate $15.6 to $17.1 million deterioration from the fourth quarter of 2020
▪Net sales for the full year 2021 of approximately $782.1 million, an approximate $120.9 million increase compared to prior year
▪Loss from continuing operations before income tax for the full year 2021 of approximately $33.6 to $35.1 million, an approximate $4.0 to $5.5 million improvement compared to prior year
▪Adjusted EBITDA(1) for the full year 2021 of approximately $33.9 to $35.4 million, an approximate $7.5 to $9.0 million improvement compared to prior year

Gohl commented, “We are disappointed with our fourth quarter 2021 financial performance, which was adversely affected by short-term, industry-wide supply chain headwinds. We remain focused on long-term value creation and continue to identify and execute operational improvement initiatives across our global operations. Further, with our iconic brands and strong open order book of approximately $58.8 million in North America at the end of 2021, which reflects a 17.4% increase over the end of 2020, we expect to progress against our long-term financial objectives in 2022 and beyond. When we release our fourth quarter and full year 2021 earnings in March, we will give a more detailed outlook on our positive view of 2022 and why we remain confident in achieving our long-term financial targets, including double-digit adjusted EBITDA margins.”

The financial information in this press release is preliminary and based upon information currently available to the Company. During the course of the Company’s financial statement reporting process, items may be identified that would require the Company to make adjustments that may be material, and, as a result, the preliminary unaudited financial results included in this press release are forward-looking information and are subject to change.

Horizon Global will release detailed financial results for the quarter and year ended December 31, 2021, in March with a conference call hosted by Horizon Global President and Chief Executive Officer, Terry Gohl. Detailed instructions for the conference call will be issued in advance of the call.

About Horizon Global
Headquartered in Plymouth, MI, Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver premium products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 3,770 employees.
For more information, please visit www.horizonglobal.com.
Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. Forward-looking statements speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the finalization of the Company’s financial statements for the quarter and year ended December 31, 2021; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition and liquidity; the overall impact of global supply chain complexities on the Company and its business, including delays in sourcing key components and other supply constraints, longer transport times, especially for container ships and U.S. trucking, and increased transportation costs; liabilities and restrictions imposed by the Company’s debt instruments, including the Company’s ability to comply with the applicable financial covenants related thereto; market demand; competitive factors; material, logistics and energy costs, including the increased material and logistic costs resulting from the COVID-19 pandemic; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; factors affecting the Company’s business that are outside of its control, including natural disasters, pandemics, including the current COVID-19 pandemic, accidents and governmental actions; and other risks that are discussed in Part I, Item 1A, “Risk Factors.” in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2021. The risks described in the Company’s Annual Report on Form 10-K are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)	Please refer to “Company Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP.

Appendix I

Horizon Global Corporation
Company Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA(1) as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA(1) should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA(1) that is prepared in accordance with U.S. GAAP. Adjusted EBITDA(1), as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating income (loss) to measure stand-alone segment performance.

Adjusted EBITDA(1) is defined as net income attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable such as severance, restructuring, relocation and related business disruption costs, gains (losses) on extinguishment of debt, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, debt issuance costs, board transition support and non-cash unrealized foreign currency remeasurement costs.

The following table summarizes the Company’s Adjusted EBITDA(1) for the three months ended December 31, 2021 and 2020:

	Three months ended December 31, 2021		Three months ended December 31, 2020	Variance Lower Range	Variance Upper Range
	Consolidated Lower Range	Consolidated Upper Range	Consolidated	Consolidated	Consolidated
			(dollars in thousands)
Loss from continuing operations before income tax	$(20,920)	$(19,420)	$(7,570)	$(13,350)	$(11,850)
Interest expense	6,970	6,970	7,710	(740)	(740)
Depreciation and amortization	6,070	6,070	6,760	(690)	(690)
EBITDA	$(7,880)	$(6,380)	$6,900	$(14,780)	$(13,280)
Net loss attributable to noncontrolling interest	430	430	410	20	20
Severance	—	—	(180)	180	180
Restructuring, relocation and related business disruption costs	1,180	1,180	580	600	600
Gain on extinguishment of debt	(7,530)	(7,530)	—	(7,530)	(7,530)
Non-cash stock compensation	930	930	810	120	120
Loss on business divestitures and other assets	1,920	1,920	460	1,460	1,460
Board transition support	—	—	(170)	170	170
Debt issuance costs	100	100	90	10	10
Unrealized foreign currency remeasurement costs	1,100	1,100	(1,580)	2,680	2,680
Adjusted EBITDA	$(9,750)	$(8,250)	$7,320	$(17,070)	$(15,570)

The following table summarizes the Company’s Adjusted EBITDA(1) for the twelve months ended December 31, 2021 and 2020:

	Twelve months ended December 31, 2021		Twelve months ended December 31, 2020	Variance Lower Range	Variance Upper Range
	Consolidated Lower Range	Consolidated Upper Range	Consolidated	Consolidated	Consolidated
			(dollars in thousands)
Loss from continuing operations before income tax	$(35,070)	$(33,570)	$(39,060)	$3,990	$5,490
Loss from discontinued operations, net of income tax	—	—	(500)	500	500
Interest expense	27,970	27,970	31,680	(3,710)	(3,710)
Depreciation and amortization	22,000	22,000	22,910	(910)	(910)
EBITDA	$14,900	$16,400	$15,030	$(130)	$1,370
Net loss attributable to noncontrolling interest	1,400	1,400	1,420	(20)	(20)
Loss from discontinued operations, net of income tax	—	—	500	(500)	(500)
Severance	50	50	190	(140)	(140)
Restructuring, relocation and related business disruption costs	420	420	2,610	(2,190)	(2,190)
Loss on extinguishment of debt	11,650	11,650	—	11,650	11,650
Gain on extinguishment of debt	(7,530)	(7,530)	—	(7,530)	(7,530)
Non-cash stock compensation	3,520	3,520	3,000	520	520
Loss on business divestitures and other assets	4,950	4,950	1,320	3,630	3,630
Board transition support	—	—	(170)	170	170
Product liability and litigation claims	—	—	1,510	(1,510)	(1,510)
Debt issuance costs	460	460	1,930	(1,470)	(1,470)
Unrealized foreign currency remeasurement costs	4,080	4,080	(930)	5,010	5,010
Adjusted EBITDA	$33,900	$35,400	$26,410	$7,490	$8,990